Dreyfus investment funds

Establishment and Designation of Classes of Shares
of Beneficial Interest

of

Dreyfus/The Boston Company Small Cap Value Fund

The undersigned, being a Vice President and Assistant Secretary of Dreyfus Investment Funds, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1 and Section 9.3 of the Amended and Restated Agreement and Declaration of Trust, dated October 27, 2011 (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on October 25, 2012, the Declaration of Trust and Certificate of Designation thereunder are hereby amended to divide the Shares (as that term is defined in the Declaration of Trust) of beneficial interest of Dreyfus/The Boston Company Small Cap Value Fund (the "Fund"), a series of the Trust, to create one new class of Shares as follows:

1.   The one new class of Shares established and designated hereby are "Class A" Shares.

2.   The existing single class of Shares of the Fund continues to be designated as "Class I" Shares.

3.   Class A Shares and Class I Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

4.   The purchase price of Class A Shares and Class I Shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 25th day of October, 2012.

                                                            DREYFUS INVESTMENT FUNDS

                                                            By:  /s/ Jeff Prusnofsky
                                                                        Name: Jeff Prusnofsky
                                                                        Title:  Vice President and Assistant Secretary